 Exhibit 99.1

ImmunoGen Announces Departure of Chief Commercial Officer

Waltham, MA – November 1, 2022 – ImmunoGen, Inc. (Nasdaq: IMGN), a leader in the expanding field of antibody-drug conjugates (ADCs) for the treatment of cancer, today announced that Kristen Harrington-Smith, Senior Vice President and Chief Commercial Officer (CCO), will be departing the Company. Ms. Harrington-Smith is leaving for personal reasons to pursue a new opportunity closer to her home and her departure is unrelated to the Company’s business performance, including expectations relating to the potential approval of mirvetuximab soravtansine (mirvetuximab). She will continue with the Company until November 16, 2022 to support the transition of her responsibilities. Todd Talarico, Vice President of Market Access, will serve as interim leader of the commercial organization pending a search to identify a new permanent CCO.

“We thank Kristen for her significant contributions to the business, particularly her efforts to build a best-in-class commercial organization and to prepare us for the expected launch of mirvetuximab, ” said Mark Enyedy, ImmunoGen’s President and Chief Executive Officer. “We are highly confident that accelerated approval for mirvetuximab will be granted on or before the November 28, 2022 PDUFA date. Our deep and experienced commercial team is ready to support a successful launch, with our field organization fully staffed, our distribution, market access, and patient support infrastructure in place, and vials of commercial-ready drug product in inventory. We look forward to the opportunity to bring this important product candidate to ovarian cancer patients within the month.”

ABOUT IMMUNOGEN

ImmunoGen is developing the next generation of antibody-drug conjugates (ADCs) to improve outcomes for cancer patients. By generating targeted therapies with enhanced anti-tumor activity and favorable tolerability profiles, we aim to disrupt the progression of cancer and offer our patients more good days. We call this our commitment to TARGET A BETTER NOW™.

Learn more about who we are, what we do, and how we do it at www.immunogen.com.

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements. These statements include, but are not limited to, ImmunoGen’s expectations related to: the occurrence, timing, and outcome of potential preclinical, clinical, and regulatory events related to, and the potential benefits of, the Company’s product candidates, including, but not limited to, the outcome of the FDA’s review of the Company’s BLA for mirvetuximab and the commercial launch of mirvetuximab. Various factors could cause ImmunoGen’s actual results to differ materially from those discussed or implied in the forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this release. Factors that could cause future results to differ materially from such expectations include, but are not limited to: the timing and outcome of the Company’s preclinical and clinical development processes; the difficulties inherent in the development of novel pharmaceuticals, including uncertainties as to the timing, expense, and results of preclinical studies, clinical trials, and regulatory processes; the timing and outcome of the Company’s anticipated interactions with regulatory authorities, including that the FDA may determine that our BLA for mirvetuximab does not meet the conditions for accelerated approval; the risk that we may not be able to obtain adequate prices and reimbursement for any approved products, including the potential for delays or additional difficulties for mirvetuximab; the risk that the results of the ongoing MIRASOL trial may fail to support full approval of mirvetuximab and, if so, that additional studies may be required; risks and uncertainties associated with the scale and duration of the COVID-19 pandemic and the resulting impact on ImmunoGen’s industry and business; and other factors as set forth in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2022, Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission on May 6, 2022 and August 1, 2022, and other reports filed with the Securities and Exchange Commission. The forward-looking statements in this press release speak only as of the date of this press release. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as may be required by applicable law.

INVESTOR RELATIONS CONTACT

ImmunoGen

Anabel Chan

781-895-0600

anabel.chan@immunogen.com

MEDIA CONTACTS

ImmunoGen

Courtney O’Konek

781-895-0600

courtney.okonek@immunogen.com

OR

FTI Consulting

Robert Stanislaro

212-850-5657

robert.stanislaro@fticonsulting.com